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                               CONTRACT SCHEDULE
                GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

 EFFECTIVE DATE:                                [July 15, 2010]

 GMIB PAYMENT ADJUSTMENT FACTOR:                [100%]

 LAST HIGHEST ANNIVERSARY DATE:                 [Owner's (or oldest Joint
                                                Owner's or Annuitant's if
                                                owner is a non-natural
                                                person) [81/st/] birthday]

 ANNUAL INCREASE
 ACCUMULATION RATE:                             [%]

 ANNUAL INCREASE AMOUNT CAP PERCENTAGE:         [%]

 GMIB RIDER CHARGE:                             [%]

 DOLLAR-FOR-DOLLAR
 WITHDRAWAL PERCENTAGE:                         [%]

 BASIS OF GMIB ANNUITY TABLE:                   The GMIB Annuity Tables are
                                                based on the Annuity 2000
                                                Mortality Table with 10 years
                                                of mortality improvement
                                                based upon projection Scale
                                                AA, a 10-year age setback and
                                                interest at 1.00%.
                                                (Company-adjusted to reflect
                                                amounts of monthly income
                                                payments shown in the GMIB
                                                annuity tables.)

 ANNUITY OPTIONS:                               (a)Life Annuity with 5 Years
                                                   of Annuity Payments
                                                   Guaranteed.

                                                (b)Joint and Last Survivor
                                                   Annuity with 5 Years of
                                                   Annuity Payments
                                                   Guaranteed (Available if
                                                   the youngest Annuitant's
                                                   Aattained Age is equal to
                                                   or greater than age 35 on
                                                   the Annuity Date).

 GMIB INCOME DATE:                              [July 15, 2020]

 GMIB RIDER
 TERMINATION DATE:                              Contract Anniversary prior to
                                                the Owner's (or oldest Joint
                                                Owner's or Annuitant's if
                                                owner is a non-natural
                                                person) [91/st/] birthday

 GUARANTEED PRINCIPAL OPTION FIRST EXERCISE
 DATE:                                          [July 15, 2020]

 GMIB FIRST OPTIONAL STEP-UP DATE:              [July 15, 2011]

 GMIB OPTIONAL STEP-UP WAITING PERIOD:          [1 year]

 MAXIMUM OPTIONAL STEP-UP AGE:                  [80]

 OPTIONAL STEP-UP GMIB INCOME DATE:             [10/th/] Contract Anniversary
                                                following the date the most
                                                recent
                                                GMIB Optional Step-Up took
                                                effect

 MAXIMUM OPTIONAL STEP-UP CHARGE:               [1.50%]

 ALLOCATION, TRANSFER, AND REBALANCING LIMITS:
 --------------------------------------------

    GMIB INVESTMENT DIVISIONS:                  [6-Month EDCA
                                                12-Month EDCA
                                                BlackRock Money Market
                                                American Funds Balanced
                                                Allocation
                                                American Funds Moderate
                                                Allocation

ML-EGMIB-NY (9/10)

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
                                  SSgA Growth and Income ETF
                                  MetLife Conservative Allocation
                                  MetLife Conservative to Moderate Allocation
                                  MetLife Moderate Allocation]

PLATFORM 1 MINIMUM PERCENTAGE:    [30%]

PLATFORM 1 INVESTMENT DIVISIONS:  [American Funds Bond
                                  Barclays Captial Aggregate Bond Index
                                  BlackRock Bond Income
                                  BlackRock Money Market,
                                  PIMCO Inflation Protected Bond
                                  PIMCO Total Return
                                  Western Asset Management U.S. Government]

PLATFORM 2 MAXIMUM PERCENTAGE:    [70%]

PLATFORM 2 INVESTMENT DIVISIONS:  [American Funds Growth
                                  American Funds Growth-Income Fund
                                  Artio International Stock
                                  BlackRock Large Cap Core
                                  BlackRock Large Cap Value
                                  BlackRock Legacy Large Cap Growth
                                  Davis Venture Value
                                  Harris Oakmark International
                                  Janus Forty
                                  Jennison Growth
                                  Legg Mason ClearBridgeAggressive Growth
                                  Legg Mason Value Equity
                                  Loomis Sayles Global Markets
                                  Lord Abbett Bond Debenture
                                  Met/Franklin Income
                                  Met/Franklin Mutual Shares
                                  Met/Templeton Growth
                                  MetLife Stock Index
                                  MFS(R) Research International
                                  MFS(R) Total Return
                                  MFS(R) Value
                                  Morgan Stanley EAFE(R) Index
                                  Oppenheimer Capital Appreciation
                                  Oppenheimer Global Equity
                                  Pioneer Strategic Income]

PLATFORM 3 MAXIMUM PERCENTAGE:    [15%]

PLATFORM 3 INVESTMENT DIVISIONS:  [BlackRock Aggressive Growth
                                  Lazard Mid Cap
                                  Met/Artisan Mid Cap Value
                                  MetLife Mid Cap Stock Index
                                  Morgan Stanley Mid Cap Growth
                                  Neuberger Berman Mid Cap Value
                                  T. Rowe Price Mid Cap Growth]

PLATFORM 4 MAXIMUM PERCENTAGE:    [15%]

PLATFORM 4 INVESTMENT DIVISIONS:  [American Funds Global Small Capitalization
                                  Fund
                                  Clarion Global Real Estate
                                  Dreman Small Cap Value
                                  Invesco Small Cap Growth
                                  Loomis Sayles Small Cap Core
                                  Met/Dimensional International Small Company

ML-EGMIB-NY (9/10)

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                        Met/Eaton Vance Floating
                        Met/Templeton International Bond
                        MFS(R) Emerging Markets Equity
                        Neuberger Berman Genesis
                        RCM Technology
                        Russell 2000(R) Index
                        T. Rowe Price Small Cap Growth
                        Van Eck Global Natural Resources]

The GMIB Rider may have limited usefulness in connection with a Qualified Contract, such as an IRA, in circumstances where, due to the 10-year waiting period after purchase and after an Optional Reset, the Owner is unable to exercise the Rider until after the required beginning date of the required minimum distributions under the Contract. In such event, required minimum distributions received from the contract will have the effect of reducing the Income Base either on a proportionate or dollar for dollar basis. Like any withdrawal, this may have the effect of reducing or eliminating the value of annuity payments under the GMIB Rider. However, this annuity does contain a feature that increases amounts that may be withdrawn to meet required minimum distributions determined for this annuity only without reducing the income base on a proportional basis. If you plan on taking amounts from this annuity to satisfy required minimum distributions for other qualified contracts or IRAs there may be a reduction or elimination of the value of annuity payments under this Rider. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

ML-EGMIB-NY (9/10)